EXHIBIT 99(b)

FOR IMMEDIATE RELEASE


           HUBCO, INC. ANNOUNCES REGULAR CASH DIVIDEND

     Mahwah, New Jersey, October 17, 1995 -- HUBCO, Inc. (NASDAQ:HUBC), the 8th largest New Jersey based commercial banking company, today announced its regular quarterly cash dividend of $.15 (fifteen cents) per common share, payable December 1, 1995, to stockholders of record November 17, 1995. HUBCO has paid a cash dividend every year since 1982.

HUBCO Inc., with assets of $1.6 billion, is the bank holding company for Hudson United Bank which operates 58 branches in Bergen, Essex, Hudson, Middlesex, Morris and Passaic counties.